Exhibit 10.7

LICENSE AGREEMENT

THIS AGREEMENT is entered into as of the 1st day of January 2011 (the "Effective Date"), by and between Miromatrix Medical Inc., a corporation organized under the laws of the State of Delaware and having an office at 18683 Bearpath Trail, Eden Prairie, MN 55347, ("Miromatrix"), and Mayo Foundation for Medical Education and Research, a not for profit corporation with an address at 200 First Street SW, Rochester, MN 55905 ("Mayo").

WHEREAS, Miromatrix and Mayo wish to enter a relationship whereby Mayo performs certain services for Miromatrix relating to Miromatrix decellularization/recellularization technology (the "Services");

WHERAS, Mayo wishes to acquire certain convertible promissory notes from Miromatrix and Miromatrix wishes to provide such convertible promissory notes to Mayo;

WHEREAS, Dr. Allan Dietz of Mayo's Human Cellular Therapy Laboratory (the "Laboratory") shall be Mayo's principal provider of services for Miromatrix (the "Principal Investigator").

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.	Scope of Work.

1.1	Mayo agrees to use its best efforts to perform the Services in accordance with the Statement of Work attached hereto as Exhibit A (the "Project").

1.2	Mayo shall perform the Project in accordance with standards applicable to work of similar type and scope to the Project performed by those skilled in the relevant art, as well as all laws and regulations that apply to such type of work. For the avoidance of doubt, the work under this agreement will not be to GMP standards.

2.	Term. The parties shall perform their respective obligations for the Project commencing with the Effective Date of this Agreement and terminating on March 1, 2012 (the "Term").

3.	Payment.

3.1	The Project will be funded by $200,000.00 (the "Project Cost") in ILP funds from Mayo, as approved on December 16, 2010. The Project Cost will be allocated as described in the Budget with funds supporting efforts at both Mayo and Miromatrix.

3.2	Mayo and Miromatrix agree to conduct the Project pursuant to the budget attached hereto as Exhibit B (the "Budget").

3.3	Mayo and Miromatrix may reasonably reallocate funds within categories of the Budget to complete the Project.

3.4	In consideration of the Project Cost, Miromatrix, within ten (10) days following the delivery of a Subscription Agreement by Mayo in the form attached hereto as Exhibit D, will deliver to Mayo a $200,000.00 Convertible Promissory Note and 30% warrant coverage in the form of the documents attached hereto as Exhibits E and F, respectively.

Mayo/Miromatrix Medical, Inc.

License Agreement

June 21, 2011

4.	Materials Provided.

4.1	Miromatrix shall provide certain materials in order to support Mayo's efforts associated with the Project. These materials shall consist primarily of decellularized organs (the "Materials").

4.2	All Materials shall remain the property of Miromatrix and will be used by Mayo solely for the Project. The Materials shall be returned to Miromatrix or destroyed by Mayo, as requested by Miromatrix, at the end of the Term of this Agreement or upon early termination of this Agreement.

4.3	The Materials shall be used with prudence and appropriate caution in any experimental work. THE MATERIALS ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. Miromatrix agrees to defend and indemnify Mayo from any and all claims and damages in any way arising from the acquisition, use, storage or disposal of the Materials by Mayo, unless such claim is due to negligence on the part of Mayo.

4.4	No option, license, or conveyance of rights, express or implied, is granted by Miromatrix to Mayo in connection with any Materials provided under this Agreement, except the right to use the Materials strictly in accordance with the terms of this Agreement.

5.	Principal Investigator. If, for any reason, the Principal Investigator is unable to continue to serve as Principal Investigator, Mayo shall be entitled to designate another individual who is reasonably acceptable to Miromatrix to serve as Principal Investigator of the Project.

6.	Independent Contractor.

6.1	Mayo is an independent contractor of Miromatrix.

6.2	Nothing in this Agreement shall be construed to create a partnership or joint venture between Mayo and Miromatrix, nor shall either party's employees, servants, agents or representatives be considered the employees, servants, agents or representatives of the other. Neither party shall have any express or implied right or authority to assume or create any obligation on behalf of, or in the name of, the other party; or to bind the other party to any contract, agreement or undertaking with any third party.

Mayo/Miromatrix Medical, Inc.

License Agreement

June 21, 2011

7.	Reports and Records.

7.1	Mayo shall provide Miromatrix with periodic progress reports on the Project, detailing, for example, work completed and results achieved.

7.2	Mayo shall provide Miromatrix with a final written report within thirty (30) days following completion of the Project or upon earlier termination of this Agreement.

7.3	Mayo shall, at mutually agreed upon times, meet with Miromatrix' representatives to discuss Project results and reports.

8.	Intellectual Property Rights.

8.1	Ownership of inventions and/or discoveries developed under this Agreement shall follow inventorship under U.S. Patent law:

(a)	Mayo shall own all right, title and interest in and to inventions and/or discoveries whether patentable, copyrightable or otherwise developed solely by Mayo employees under this Agreement, except that Miromatrix shall retain a worldwide, irrevocable, non-exclusive, royalty-free right to use such inventions and/or discoveries developed under this Agreement for non-commercial, internal research activities. Mayo shall disclose such inventions and/or discoveries to Miromatrix in writing before the end of the Term of this Agreement.

(b)	Mayo and Miromatrix shall jointly own inventions and/or discoveries developed by employees of both parties. Miromatrix shall have a right of first offer to license Mayo's interest in such inventions and/or discoveries in accordance with the provisions of this Section 8.

(c)	Miromatrix shall own all right, title and interest in and to inventions and/or discoveries. whether patentable, copyrightable or otherwise, developed solely by Miromatrix' employees or agents.

8.2	During the Term of this Agreement, Mayo grants to Miromatrix an option to acquire an exclusive license to inventions and/or discoveries developed by Mayo as a result of work on the Project. Such option shall remain in effect for ninety (90) days after the date of detailed written disclosure to Miromatrix. If Miromatrix has not notified Mayo in writing of its desire to enter into license negotiations within such ninety (90) day period, Mayo shall have the right, but not the obligation, to license such rights to a third party.

8.3	Should a mutually acceptable license agreement not be executed and delivered within ninety (90) days from the date Mayo provides Miromatrix with a draft license agreement, Mayo shall have the right, but not the obligation, to license its rights to inventions and discoveries described in Section 8.1(a) and (b) to a third party on terms no less favorable in the aggregate to Mayo than those offered by Miromatrix for the same or substantially similar rights. It shall be within Mayo's sole reasonable discretion to deteulline the relative favorability of different offers.

Mayo/Miromatrix Medical, Inc.

License Agreement

June 21, 2011

8.4	This Agreement does not grant any right, title or interest in or to any tangible or intangible property right of either party, including any improvements thereon, that is not expressly stated in Section 8.2. All such rights, titles and interests are expressly reserved by owner and the other party agrees that in no event will this Agreement be construed as a sale, an assignment, or an implied license of any such tangible or intangible property rights.

8.5	Mayo's proprietary Platelet Lysate media supplement will specifically NOT be used in the work performed under this agreement and as such any developments incorporating this supplement will specifically not be subject to the option granted to Miromatrix in this agreement.

9.	Termination.

9.1	This Agreement may be terminated prior to the expiration of the Term should either party materially breach this Agreement, the non-breaching party provides the breaching party with thirty (30) days advance written notice of termination, and such breach is not remedied within such thirty (30) day period.

9.2	In the event of termination pursuant to Section 9.1 by Miromatrix, Mayo shall return to Miromatrtix the Consideration paid under Section 3.4 of this Agreement and Miromatrix waives all rights and options to data, results and Mayo inventions and discoveries as granted hereunder.

9.3	In the event of termination pursuant to Section 9.1 by Mayo, Miromatrix shall reimburse Mayo for the amount of the Budget corresponding to the percent of the Budget "Specific Aims" already completed as of the date of termination.

10.	Warranty Disclaimers. MAYO SERVICES AND INVENTIONS PROVIDED OR CREATED PURSUANT TO THIS AGREEMENT ARE "AS IS", "WITH ALL FAULTS, AND "WITH ALL DEFECTS" AND MAYO DISCLAIMS AND MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER, INCLUDING BUT NOT LIMITED TO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, PATENTABILITY OR THAT MIROMATRIX' USE OF THE PROJECT RESULTS WILL BE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER RIGHTS OF THIRD PARTIES.

Mayo/Miromatrix Medical, Inc.

License Agreement

June 21, 2011

11.	LIMIT OF LIABILITY COMPANY AGREES THAT MAYO AND ITS AFFILIATES WILL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY OR ARISING OUT OF ANY RIGHTS GRANTED OR PERFORMANCE MADE UNDER THIS AGREEMENT, WHETHER TO OR BY COMPANY OR A THIRD PARTY. IN NO EVENT WILL MAYO'S LIABILITY OF ANY KIND INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSSES OR DAMAGES, EVEN IF MAYO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR EXCEED THE TOTAL AMOUNT OF CONSIDERATION WHICH HAS ACTUALLY BEEN PAID TO MAYO BY COMPANY AS OF THE DATE OF FILING AN ACTION AGAINST MAYO WHICH RESULTS IN THE SETTLEMENT OR AWARD OF DAMAGES TO COMPANY.

12.	Confidentiality. Mayo and Miromatrix have executed Confidentiality and Non-Disclosure Agreement dated November 5, 2010, and attached as Exhibit C (the "CDA") that is hereby incorporated by reference in this Agreement. All results relating to the Project are hereby included in the definition of Confidential Information in the CDA.

13.	Publicity. Miromatrix will not use for publicity, promotion, or otherwise, any logo, name, trade name, service mark, or trademark of Mayo or its Affiliates, including, but not limited to, the terms "Mayo®," "Mayo Clinic®," and the triple shield Mayo logo, or any simulation, abbreviation, or adaptation of the same, or the name of any Mayo employee or agent, without Mayo's prior, written, express consent. Mayo may withhold such consent in Mayo's absolute discretion. With regard to the use of Mayo's name, all requests for approval pursuant to this Section must be submitted to the Mayo Clinic Public Affairs Business Relations Group, at the following e-mail address: PublieAffairsBRMayo.edu at least five business days prior to the date on which a response is needed.

14.	Notice. Any notice or communication pursuant to this Agreement shall be sufficiently made or given if sent by certified or registered mail, postage prepaid, or by overnight courier, with proof of delivery by receipt, addressed to the address below or as either party shall designate by written notice to the other party.

In the case of Mayo:

Tim Argo

Mayo Clinic Office of Intellectual Property

200 First Street S.W.

Rochester MN 55905

Telephone No.: (507) 284-1839

In the case of Miromatrix:

Robert Cohen

President & CEO

Miromatrix Medical, Inc.

18683 Bearpath Trail

Eden Prairie, MN 55347

Telephone No.: (612) 202-7026

Mayo/Miromatrix Medical, Inc.

License Agreement

June 21, 2011

15.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota exclusive of choice of law except interpretation of patent rights.

16.	Entire Agreement. This Agreement, together with all attachments and exhibits, constitutes the entire agreement and understanding between the parties and supersedes any prior or contemporaneous negotiations, agreements, understandings, or arrangements of any nature or kind with respect to the subject matter herein. In the event of any inconsistency between this Agreement or any attachments and exhibits, the terms of this Agreement shall govern.

17.	Waiver. Neither party waives its right to enforce any and all provisions of the Agreement at any time during the Term. Either party's failure to enforce any provision shall not prejudice such party from later enforcing or exercising the same or any other provision of the Agreement.

18.	Modifications. This Agreement may not be changed, altered, modified, amended, rescinded, canceled or waived except by a writing executed by authorized representatives of the parties.

19.	Binding Agreement on Successors. This Agreement shall be binding upon each party's successors and assigns.

20.	Headings. Headings are for convenience of reference only, and not for interpreting the provisions of the Agreement.

21.	Counterparts. This Agreement may be executed in counterparts, and by either party on separate counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Mayo/Miromatrix Medical, Inc.

License Agreement

June 21, 2011

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

MIROMATRIX MEDICAL, INC.

By:	/s/ Robert Cohen
Name: Robert Cohen
Title: President & CEO
Date:	6/28/11

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

/s/ Steven P. VanNurden
Name: Steven P. VanNurden
Title: Assistant Treasurer
Date:	6/21/2011

Principal Investigator confirms that he has read and understands this Agreement and agrees to abide by its terms.

/s/ Alan Dietz
Aran Dietz, Ph.D.
Date:	6/23/2011

EXHIBIT A

SCOPE OF WORK

Create a perfusable cardiac patch from porcine cardiac tissue using perfusion decellularization. Characterize the ability to source and grow an autologous source of endothelial cells capable of re-endothealizing a 5 x 5 cm decellularized cardiac patch in a contained bioreactor.

1.	Define cardiac patch overall geometry and vascular supply [Miromatrix/Mayo]

a.	Define ability to create a self-contained vascularized patch and technology to seal edges

b.	Define and design appropriate bioreactor to support growth of a vascularized cardiac patch

c.	Perfect vascular anastomosis procedure

2.	Optimize revascularization [Mayo/Miromatrix]

a.	Build bioreactor for revascularization experiments

b.	Screen multiple endothelial cell sources (arterial and venous/peripheral and aortic compared to coronary endothelial cells) for ability to achieve >95% re-endothelialization

3.	Define autologous endothelial cell source based on specific aim #2 [Mayo]

a.	Define initial autologous endothelial isolation and determine biopsy protocol

b.	Define growth protocol to achieve reseeding of the cardiac patch in a controlled bioreactor

c.	Achieve >95% re-endothelialization in 4 cardiac patch constructs capable of supporting preclinical implantations

EXHIBIT B

BUDGET

Specific Aim	Description	Miromatrix	Mayo	Timeframe (Months)
1	Define Cardiac Patch	$22,000.00	$0	2
2	Revascularization/Cell Source	$15,000.00	$70,000.00	6
3	Pre-clinical Scale Up	$15,000.00	$78,000.00	4
Total		$52,000.00	$148,000.00	12

EXHIBIT C

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

EXHIBIT D

SUBSCRIPTION AGREEMENT

EXHIBIT E

CONVERTIBLE PROMISSORY NOTE

EXHIBIT F

WARRANT AGREEMENT